Exhibit 10(y)

AMENDMENT DATED AS OF DECEMBER 18, 2005
TO THE EXECUTIVE RETENTION EMPLOYMENT
AGREEMENT (THE "AGREEMENT") DATED AS OF JUNE 17, 2002
BY AND BETWEEN FPL GROUP, INC. (THE "COMPANY")
AND LEWIS HAY III (THE "EXECUTIVE")

WHEREAS, the Company is considering entering into a Agreement and Plan of Merger among FPL Group, Inc., Constellation Energy Group, Inc. and Merger Sub that is expected to be dated on or about December 19, 2005 (the "Merger Agreement"); and

WHEREAS, the Company and the Executive agree that execution and delivery of the Merger Agreement by the Company, the approval by the Company's shareholders of the transactions contemplated by the Merger Agreement (the "Transactions") and/or the consummation of the Transactions should not constitute a Change in Control (as defined in the Agreement) or a Potential Change in Control (as defined in the Agreement) other than in accordance with the terms of this Amendment.

NOW THEREFORE, for the good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the Company and the Executive hereby agree as follows:

1.  Amendment to the Agreement.  Section 1 of the Agreement is hereby amended by adding the following to the end thereof:

Notwithstanding anything to the contrary contained herein, the execution and delivery of the Agreement and Plan of Merger among FPL Group, Inc., Constellation Energy Group, Inc. and Merger Sub that is expected to be dated on or about December 19, 2005 (the "Merger Agreement") by the Company, the approval by the Company's shareholders of the transactions contemplated by the Merger Agreement (the "Transactions") and/or the consummation of any the Transactions shall not constitute a Change in Control or a Potential Change in Control and the Effective Date of the Agreement shall not occur in connection or as a consequence therewith; provided that the Executive shall be entitled to the benefits and protections of Section 11 if the Effective Date would have occurred but for the application of this sentence of Section 1.

2.  Section 409A.  The Executive and the Company agree to mutually cooperate and negotiate in good faith to make, in a timely fashion, such amendments to the terms of the Agreement as may be necessary, in the reasonable judgment of each of the Company and the Executive, to avoid the imposition of penalties and additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); it being the intent of the parties that neither the Company nor the Executive shall be subject to penalties or taxes under Section 409A of the Code by virtue of the provisions of this Agreement and that, insofar as is possible without the incurrence of any expenses by the Company not contemplated under the Agreement as in effect on December 15, 2005, the Executive shall be provided with payments and benefits under this Agreement as amended as herein that are substantially economically equivalent to the payments and benefits which would be payable to the Executive absent both this Amendment and the requirements of Section 409A of the Code.

3.  Effective Date.  This Amendment shall be effective as of the date hereof and shall terminate on January 31, 2006 if the Merger Agreement has not been fully executed and delivered by all parties thereto

4.  Miscellaneous.  This Amendment shall be governed by and construed in accordance with the laws of Florida, without reference to principles of conflict of laws. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid addressed as follows:

If to the Executive:

Lewis Hay, III
Address shown on Company records

If to the Company:

FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Vice President, Human Resources

or such other address as either party shall have furnished to the other in accordance herewith. Notice and communication shall be effective when actually received by the addressee.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from the Board of Directors, the Company has caused this Amendment to be executed in its name and on its behalf all as of the day and year first written above.

EXECUTIVE

By	LEWIS HAY III

Lewis Hay III

FPL GROUP, INC.

By	ROBERT H. ESCOTO

Robert H. Escoto